Exhibit 99.1

Campus Crest Communities, Inc. Reports Third Quarter 2011 Results

– Grew Same-Store Net Operating Income by 6.8% –

– Increased Occupancy at Existing 21 Wholly-Owned Operating Properties by 270

Basis Points and Average Rental Rate by 2.8% –

Charlotte, NC – November 1, 2011 – Campus Crest Communities, Inc. (NYSE:CCG) (the “Company”), a leading developer, builder, owner and manager of high-quality, purpose-built student housing, today announced results for the three months ended September 30, 2011.

Highlights

•	Funds from Operations (“FFO”) of $0.19 per diluted share

•	Increased quarterly same-store Net Operating Income (“NOI”) by 6.8% and grew NOI margin by 190 basis points

•	Existing 21 wholly-owned operating properties were 91.2% leased as of September 30, 2011, up 270 basis points versus a year ago

•	Increased average rental rate by 2.8% for the academic year 2011/2012 on existing 21 wholly-owned properties

•	Delivered six new development properties (four wholly-owned and two joint venture)

•	Continued progress on six new developments for 2012/2013 delivery, including three wholly-owned and three to be developed by a newly formed joint venture

•	Expanded revolving credit facility and converted it from secured to unsecured

•	Completed $48.5 million in Freddie Mac financings on three properties at an average rate of 4.8% and term of 7 years

Financial Results for the Three Months Ended September 30, 2011

For the three months ended September 30, 2011 and 2010, FFO and Funds from Operations Adjusted (“FFOA”) were as follows:

FFO/FFOA

	Three Months Ended September 30,
($mm, except per share)	2011 Company	Per share - diluted	2010 Predecessor	Per share - diluted
FFO	$5.9	$0.19	($1.8)	n/a
FFOA	$5.9	$0.19	($3.3)	n/a

A reconciliation of net income (loss) to FFO and FFOA can be found at the end of this release.

“Our focus on continual improvement in our leasing programs and expense management drove strong NOI growth in the third quarter,” commented Ted Rollins, Co-Chairman and Chief Executive Officer of Campus Crest. “With the commencement of the 2011/2012 academic year, we increased both rate and occupancy in our operating portfolio and delivered six new properties on budget. We are energized by the pipeline of projects set for 2012/2013 delivery and are pleased with the continuation of our relationship with Harrison Street Real Estate. Furthermore, we increased our financial flexibility with our first Freddie Mac financings and an expansion of our now unsecured line of credit. The supply/demand dynamics for student housing remain attractive, and we are well-positioned to fill that growing need. As we mark the one-year anniversary of being a public company, we continue to enhance our internal processes, invest in our people and grow our asset base in order to drive shareholder returns.”

Operating Results

For the three months ended September 30, 2011 and 2010, NOI for same store wholly-owned properties was as follows:

Same Store NOI

	Three Months Ended September 30,
($mm)	2011	2010
NOI	$6.6	$6.1

The improvement in same store NOI was driven by higher occupancy, increased service revenue and improved expense management. A reconciliation of net income (loss) to NOI can be found at the end of this release. In addition, details regarding same store NOI and calculations thereof may be found in the supplemental earnings schedule.

As of September 30, 2011, the Company owned interests in 33 properties, as outlined in the table below:

Portfolio

	Number of Properties	Ownership	Units	Beds
Wholly-Owned Properties
Existing	21	100.0%	3,920	10,528
2011 Deliveries	4	100.0%	844	2,316

Total - Wholly-Owned	25		4,764	12,844

Joint Venture Properties
Existing	6	49.9%	1,128	3,052
2011 Deliveries	2	20.0%	432	1,168

Total - Joint Venture	8		1,560	4,220

Total Portfolio	33		6,324	17,064

All properties were built by the Company or its Predecessor and are, on average, within 0.7 miles from campus with an average age of 2.7 years as of September 30, 2011.

Leasing Update

As of September 30, 2011 and 2010, the Company’s portfolio leasing status was as follows:

Leasing

		September 30,
	Number of Properties	2011	2010	Rental Rate % Increase
Wholly-Owned Properties
Existing	21	91.2%	88.5%	2.8%

Joint Venture Properties
Existing	6	91.1%	89.1%	4.9%

Total - Existing Operating Properties	27	91.2%	88.6%	3.2%

2011 Deliveries
Wholly-Owned	4	76.0%	n/a	n/a
Joint Venture	2	86.4%	n/a	n/a

Total - 2011 Deliveries	6	79.5%	n/a	n/a

Total Portfolio	33	88.8%	88.6%	3.2%

Development Activity

Wholly-owned

The Company is scheduled to deliver three new wholly-owned communities for the 2012/2013 academic year with total expected construction costs of $84.7 million. With the completion of these projects, the Company will add 620 units and 1,804 beds to its wholly-owned portfolio, and these projects are an average of 0.3 miles from the campuses they serve.

Joint Venture

The Company expects to deliver three joint-venture communities for the 2012/2013 academic year with total expected construction costs of $72.1 million. Together with the Company’s joint venture partner, HSRE, the Company will build two new communities, and close on its first value-add acquisition and renovation project that will be renovated, expanded and re-branded The Grove®. “Regeneration and reuse of existing assets in strong markets with great locations is an additional avenue through which our Company can grow its footprint,” said Ted W. Rollins. The Company will own a 10% interest in these joint ventures. With the completion of these projects, the Company will add 662 units and 1,856 beds to its joint venture portfolio, and these projects are an average of 0.5 miles from the campuses they serve. Total gross fees to the Company for the joint venture projects are approximately $6.7 million, which the Company expects to begin earning in the fourth quarter.

Balance Sheet and Financing Activity

The Company had approximately $192.7 million of debt outstanding at September 30, 2011. Of the total debt outstanding, approximately $125.3 million was fixed rate debt with a weighted average effective interest rate of 5.4% and weighted average of 5.9 years to maturity. In August, the Company amended its variable rate revolving credit facility, which changed from secured to unsecured, reduced the interest spread by 100 bps, was extended by one year with the option for an additional one year extension, and was increased from $125.0 million to $150.0 million, with an accordion feature that can increase the size of the facility by $175.0 million to $325.0 million. The credit facility had a balance of $41.0 million as of September 30, 2011, an interest rate of 1.97% and 2.9 years to maturity. The Company has no other maturities until the fourth quarter 2016 outside of routine construction loan maturities. Additionally, as of September 30, 2011, the Company had construction loan balances totaling $39.8 million, which have partially funded four wholly-owned properties that were delivered for the 2011/2012 academic year.

The Company funds its joint venture projects with individual construction loans, and currently has $85.5 million of joint venture debt outstanding, of which the Company is a 49.9% owner, and $25.3 million of joint venture debt outstanding of which the Company is a 20% owner. The Company guarantees certain portions of the joint venture debt.

In June and July 2011, the Company closed on $31.5 million of construction financing to partially fund the construction projects in Auburn, Alabama and Orono, Maine scheduled to deliver for the 2012/2013 academic year. The remainder of the Company’s development plans is fully funded from existing capital sources at this time.

In addition, the Company completed three Freddie Mac financings on three previously unencumbered properties for total proceeds of $48.5 million. Each financing is for a term of seven years and the average effective interest rate is 4.8%

Dividend

On September 14, 2011, the Company declared a third quarter dividend of $0.16 per common share and operating partnership unit, equating to $0.64 per common share and operating partnership unit on an annualized basis. The dividend was paid on October 12, 2011 to shareholders of record as of September 28, 2011.

2011 Outlook

Based upon year-to-date results and management’s current estimates, the Company is narrowing its guidance range for full year 2011 FFO per fully diluted share to $0.72 to $0.74.

Conference Call Details

The Company will host a conference call on November 2, 2011, at 9:00 a.m. (Eastern Time) to discuss the financial results.

The call can be accessed live by telephone by dialing (877) 407-3982, or for international callers, (201) 493-6780. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The passcode for the replay is 380059. The replay will be available until November 9, 2011.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company’s website at http://investors.campuscrest.com/. The on-line replay will be available for a limited time beginning immediately following the call.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found under the “Earnings Center” tab in the Investor Relations section of the Company’s web site at http://investors.campuscrest.com/.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. (NYSE: CCG) is a leading developer, builder, owner and manager of high-quality, purpose-built student housing properties located in targeted U.S. markets. The Company is a self-managed, self-administered and vertically-integrated real estate investment trust which operates all of its properties under The Grove® brand. Campus Crest Communities owns interests in 33 student housing properties containing approximately 6,324 apartment units and 17,064 beds. Since its inception, the Company has focused on customer service, privacy, on-site amenities and other lifestyle considerations to provide college students with a higher standard of living. Additional information can be found on the Company’s website at http://www.campuscrest.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements in this press release include, among others, statements about outlook for FFO, growth and development opportunities, leasing activities, demographic and economic conditions, the supply/demand for student housing and long term value creation. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

Contact:

Investor Relations

(704) 496-2581

Investor.Relations@CampusCrest.com

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in $000s)

	September 30, 2011	December 31, 2010
Assets
Investment in real estate, net:
Student housing properties	$461,333	$372,746
Accumulated depreciation	(71,417)	(57,463)
Development in process	32,808	24,232

Investment in real estate, net	$422,724	$339,515
Investment in unconsolidated entities	16,751	13,751
Cash and cash equivalents	9,457	2,327
Restricted cash and investments	2,352	3,305
Student receivables, net	1,578	954
Cost and earnings in excess of construction billings	3,530	1,827
Other assets	10,452	9,578

Total assets	$466,844	$371,257

Liabilities and equity
Liabilities:
Mortgage and construction loans	$149,178	$60,840
Lines of credit and other debt	43,552	42,500
Accounts payable and accrued expenses	31,575	14,597
Other liabilities	11,056	6,530

Total liabilities	$235,361	$124,467

Equity:
Stockholders’ equity:
Common stock	$307	$307
Additional paid-in capital	248,640	248,515
Accumulated deficit and distributions	(20,929)	(5,491)
Accumulated other comprehensive loss	(425)	(172)

Total Campus Crest Communities, Inc. stockholders’ equity	$227,593	$243,159
Noncontrolling interests	3,890	3,631

Total equity	$231,483	$246,790

Total liabilities and equity	$466,844	$371,257

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (unaudited)

(in $000s, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011 Company	2010 Predecessor[1]	$ Change	2011 Company	2010 Predecessor[1]	$ Change
Revenues:
Student housing rental	$14,883	$12,247	$2,636	$41,054	$36,690	$4,364
Student housing services	686	376	310	1,662	1,521	141
Development, construction and management services	4,827	4,256	571	26,444	35,121	(8,677)

Total revenues	$20,396	$16,879	$3,517	$69,160	$73,332	($4,172)
Operating expenses:
Student housing operations	$7,262	$6,485	($777)	$20,086	$19,786	($300)
Development, construction and management services	4,393	4,378	(15)	24,229	33,022	8,793
General and administrative	1,253	1,174	(79)	4,923	3,792	(1,131)
Ground leases	52	59	7	156	153	(3)
Depreciation and amortization	4,873	4,507	(366)	15,239	13,935	(1,304)

Total operating expenses	$17,833	$16,603	($1,230)	$64,633	$70,688	$6,055

Equity in loss of unconsolidated entities	(309)	(49)	(260)	(944)	(243)	(701)

Operating income	$2,254	$227	$2,027	$3,583	$2,401	$1,182

Nonoperating income (expense):
Interest expense	(1,922)	(6,708)	4,786	(4,657)	(17,395)	12,738
Change in fair value of interest rate derivatives	(22)	178	(200)	315	356	(41)
Other income	118	1	117	272	45	227

Total nonoperating expenses, net	($1,826)	($6,529)	$4,703	($4,070)	($16,994)	$12,924

Income (loss) before income taxes	$428	($6,302)	$6,730	($487)	($14,593)	$14,106
Income tax expense	(14)	—	(14)	(214)	—	(214)

Net income (loss)	$414	($6,302)	$6,716	($701)	($14,593)	$13,892
Net income (loss) attributable to noncontrolling interests	6	(2,264)	2,270	1	(7,290)	7,291

Net income (loss) attributable to Campus Crest Communities, Inc./Predecessor	$408	($4,038)	$4,446	($702)	($7,303)	$6,601

Net income (loss) per share attributable to Campus Crest Communities, Inc. - basic	$0.01			($0.02)

Weighted average common shares outstanding - basic	30,724			30,717

Net income (loss) per share attributable to Campus Crest Communities, Inc. - diluted	$0.01			($0.02)

Weighted average common shares outstanding - diluted	31,160			30,717

[1]	Student housing operations of the Predecessor exclude the operations of The Grove at San Marcos, which was included in equity in loss of unconsolidated entities prior to October 2010.

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”) (unaudited)

(in $000s, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011 Company	2010 Predecessor[1]	$ Change	2011 Company	2010 Predecessor[1]	$ Change
Net income (loss)	$414	($6,302)	$6,716	($701)	($14,593)	$13,892
Real estate related depreciation and amortization	4,809	4,442	367	15,054	13,722	1,332
Real estate related depreciation and amortization - unconsolidated entities	627	107	520	1,786	264	1,522

FFO available to common shares and OP units	$5,850	($1,753)	$7,603	$16,139	($607)	$16,746

Elimination of change in fair value of interest rate derivatives	—	(1,545)	1,545	(337)	(4,437)	4,100

Funds from operations adjusted (FFOA) available to common shares and OP units	$5,850	($3,298)	$9,148	$15,802	($5,044)	$20,846

FFO per share - diluted	$0.19			$0.52
FFOA per share - diluted	$0.19			$0.51
Weighted average common shares and OP units outstanding - diluted	31,160			31,152

[1]	Student housing operations of the Predecessor exclude the operations of The Grove at San Marcos, which was included in equity in loss of unconsolidated entities prior to October 2010.

RECONCILIATION OF NET INCOME (LOSS) TO NET OPERATING INCOME (“NOI”) (unaudited)

(in $000s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011 Company	2010 Predecessor	2011 Company	2010 Predecessor
Net income (loss)	$414	($6,302)	($701)	($14,593)

Income tax expense	14	—	214	—
Other income	(118)	(1)	(272)	(45)
Change in fair value of interest rate derivatives	22	(178)	(315)	(356)
Interest expense	1,922	6,708	4,657	17,395
Equity in loss of unconsolidated entities	309	49	944	243
Depreciation and amortization	4,873	4,507	15,239	13,935
Ground lease expense	52	59	156	153
General and administrative expense	1,253	1,174	4,923	3,792
Development, construction and management services expenses	4,393	4,378	24,229	33,022
Development, construction and management services revenues	(4,827)	(4,256)	(26,444)	(35,121)

Net operating income (“NOI”)	$8,307	$6,138	$22,630	$18,425

Non-GAAP Financial Measures

FFO and FFOA

FFO is a non-GAAP financial measure. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with U.S. GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. FFO should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

FFOA is a non-GAAP financial measure. In addition to FFO, we believe it is also a meaningful measure of our performance to adjust FFO to exclude the change in fair value of interest rate derivatives. Excluding the change in fair value of interest rate derivatives adjusts FFO to be more reflective of operating results prior to capital replacement or expansion, debt service obligations or other commitments and contingencies.

NOI

NOI is a non-GAAP financial measure. We calculate NOI by adding back to net income (loss) the following expenses or charges: income tax expense, interest expense, equity in loss of unconsolidated entities, depreciation and amortization, ground lease expense, general and administrative expense and development, construction and management services expense. The following income or gains are then deducted from net income (loss), adjusted for add backs of expenses or charges: other income, change in fair value of interest rate derivatives and development, construction and management services revenue. We believe these adjustments help provide a performance measure, when compared year over year, that illustrates the operating results of our wholly-owned properties and captures trends in student housing rental and services income and student housing operating expenses.

NOI excludes multiple components of net loss (computed in accordance with U.S. GAAP) and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations. Therefore, the utility of NOI as a measure of our performance is limited. Additionally, other companies, including other equity REITs, may use different methodologies for calculating NOI and, accordingly, NOI as disclosed by such other companies may not be comparable to NOI published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, NOI should be examined in conjunction with net loss (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. NOI should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.